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                                 EXHIBIT 99.1
                     Press Release dated January 11, 2001

For Information Contact
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At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      James Hoyne (analyst contact)
(650) 614-5767                         Dawn Swidorski (media)
Steven C. Smith                        (415) 986-1591
RVP, CAO and CFO
(650) 813-8222
                                       FOR IMMEDIATE RELEASE

                 GREATER BAY BANCORP SCHEDULES FOURTH QUARTER
               AND YEAR END EARNINGS RELEASE AND CONFERENCE CALL

PALO ALTO, CA, January 11, 2001 -- Greater Bay Bancorp (Nasdaq: GBBK), a financial services holding company, announced today that it will broadcast its fourth quarter and year ended December 31, 2000 earnings conference call live via the Internet on Wednesday, January 17, 2001.

A press release outlining the fourth quarter and year 2000 financial results will be distributed prior to the call, at 5:45 am PST on January 17, 2001. The conference call will begin at 8:00 am PST on January 17, 2001 and will last for approximately one hour.


Investors have the opportunity to listen to the conference call live on the Internet at http://www.vcall.com. Investors should go to the Vcall web site 15
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minutes prior to the start of the call to register. It may be necessary to download audio software to hear the conference call. To do so investors should click on the Real Player icon and follow directions from there. A replay of the conference call will be available through Vcall for 30 days.

Greater Bay Bancorp's corporate press releases are available on the Company's Web site at http://www.gbbk.com.
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Greater Bay Bancorp through its ten subsidiary banks, Bank of Petaluma, Bank of
Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, and Peninsula Bank of Commerce, along with its operating divisions serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Coastal Region.

Safe Harbor

This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including its Annual Report on Form 10-K for the year ended December 31, 1999, and particularly the discussion of risk factors within such documents.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.